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              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (REV 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:    USABancShares, Inc.


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) 1535 Locust Street,    Philadelphia,     PA       19102     Philadelphia
       -------------------    -------------   -------    -----     ------------
       Number and Street          City         State      Zip         County

   (b) c/o:
       ------------------------------------------------             ------------
       Name of Commercial Registered Office Provider                   County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it was incorporated is:    15 Pa.C.S. ss. 1306


4. The date of its incorporation is:    March 13, 1995


5. (Check, and if appropriate complete, one of the following):

   ___X___ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

   _______  The amendment shall be effective on: ____________ at ______________
                                                     Date            Hour

6. (Check one of the following):

   _______ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

   ___X___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).


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7. (Check, and if appropriate complete, one of the following):

   ___X___ The amendment adopted by the corporation, set forth in full, is as follows:

            1. The name of the corporation is:    USABancShares.com, Inc.

   _______ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.


8. (Check if the amendment restates the Articles):

   _______ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 4th day of September, 1999.

                                        USABancShares, Inc.

                                        By: /s/ Maureen P. Steady
                                            --------------------------------
                                            Maureen P. Steady
                                            Secretary and Corporate Counsel



Microfilm Number _______          Filed with the Department of State on 9/9/99

Entity Number    2626700                       /s/ Kim Pizzingulli
                                  ----------------------------------------------
                                          Secretary of the Commonwealth